Vail Banks, Inc.

For Immediate Release September 3, 2004	Contact: Lisa M. Dillon Vice Chairman ldillon@weststarbank.com 970-476-2002

VAIL BANKS, INC. ANNOUNCES APPOINTMENT OF RAYMOND E.
VERLINDE AS SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF
ADMINISTRATIVE OFFICER AND THE RESIGNATION OF PETER G.
WILLISTON AS SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF
FINANCIAL OFFICER

Vail Banks, Inc. (Nasdaq: VAIL) announced today that Raymond E. Verlinde has rejoined the company’s wholly-owned subsidiary bank, WestStar Bank, in a new position as its Senior Executive Vice President and Chief Administrative Officer.  Mr. Verlinde had been the bank’s Executive Vice President and Director of Internal Audit, until a year ago when he left the bank to pursue another opportunity.  Mr. Verlinde will have oversight of the financial and operational units of the bank.

Vail Banks also announced the resignation of Peter G. Williston as the company’s Senior Executive Vice President and Chief Financial Officer.  Mr. Williston will provide consulting services to the company.  Mr. Verlindehas assumed interim responsibility for the company’s principal financial and accounting officer functions, pending completion of the company’s search for a new Chief Financial Officer to perform those functions full time.